UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 13, 2024

2U, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OF INCORPORATION)
001-36376			26-2335939
(COMMISSION FILE NUMBER)			(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road			20706
Lanham,	MD
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)			(ZIP CODE)
(301) 892-4350
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed, 2U, Inc. (the “Company”) held its annual meeting of stockholders on May 20, 2024 (the “Annual Meeting”), at which the stockholders of the Company voted to approve amendments to the Company’s Eighth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.001 per share, at a ratio ranging from any whole number between 1-for-10 and 1-for-40, with the exact ratio within such range to be determined by the Company’s Board of Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments.
On June 5, 2024, following the Annual Meeting, the Board approved the amendment to the Certificate of Incorporation effecting the reverse stock split at a ratio of 1-for-30 (the “Reverse Stock Split”) and abandoned all other amendments to the Certificate of Incorporation previously approved by the Board and the Company’s stockholders. On June 13, 2024, the Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Reverse Stock Split became effective at 5:00 p.m., Eastern Time, on June 13, 2024.
As a result of the Reverse Stock Split, every 30 shares of the Company’s common stock issued or outstanding were automatically reclassified into one validly issued, fully-paid and nonassessable new share of common stock, subject to the treatment of fractional shares as described below, without any action on the part of the holders. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, and warrants exercisable for shares of common stock, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. The common stock issued pursuant to the Reverse Stock Split remain fully paid and non-assessable. The Reverse Stock Split did not affect the number of authorized shares of common stock or the par value of the common stock.
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price per share of the common stock (as adjusted for the Reverse Stock Split) on The Nasdaq Global Select Market on June 13, 2024, the last trading day immediately preceding the effective time of the Reverse Stock Split.
Trading of the Company’s common stock on The Nasdaq Global Select Market is expected to commence on a split-adjusted basis when the market opens on June 14, 2024, under the existing trading symbol “TWOU.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 90214J200.
The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation of 2U, Inc., dated June 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

2U, Inc.

June 14, 2024	By:	/s/ Matthew J. Norden
Matthew J. Norden
Chief Financial Officer